UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2024

DATCHAT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40729	47-2502264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

204 Neilson Street

New Brunswick, NJ 08901

(Address of principal executive offices, including ZIP code)

(732) 374-3529

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.0001 par value	DATS	The Nasdaq Stock Market LLC
Series A Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $4.98	DATSW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Dragon RPM Acquisition

On October 29, 2024, Dragon Interact, Inc. (“Dragon”), a majority-owned subsidiary of DatChat, Inc (the “Company”), entered into a Share Exchange Agreement (the “Agreement”) with RPM Interactive, Inc., a Florida corporation (“RPM”), pursuant to which Dragon acquired 100% of the equity interests of RPM, including all assets of RPM in consideration for the issuance of 3,500,000 restricted shares of Dragon’s common stock. RPM’s assets include an artificial intelligence (“AI”) tool used for publishing AI-generated consumer gaming and podcasting/vodcasting applications and certain intellectual property. As part of the acquisition, Dragon intends to rebrand as a newly formed entity and change its corporate name to RPM Interactive, reflecting its new focus on AI-driven podcast and gaming technologies. In addition, Dragon has agreed to appoint RPM’s chief executive of officer, Michael Mathews, as chairman of the board of directors of Dragon. The transactions contemplated by the Agreement closed on October 29, 2024.

The representations and warranties of the parties contained in the Agreement have been made solely for the benefit of the parties to the Agreement.  In addition, such representations and warranties (i) have been made only for purposes of the Agreement, (ii) have been qualified by confidential disclosures made to RPM in connection with the Agreement, (iii) are subject to materiality qualifications contained in the Agreement, which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Agreement or such other date as is specified in the Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk among Dragon, on the one hand, and RPM and its shareholders, on the other hand, rather than establishing matters as facts. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 30, 2024, the Company issued a press release announcing the closing of the transactions contemplated by the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1#	Share Exchange Agreement entered into as of October 29, 2024, by and among Dragon Interact, Inc. and RPM Interactive.
99.1	Press Release dated October 30, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATCHAT, INC.

Dated: November 4, 2024	By:	/s/ Darin Myman
	Name:	Darin Myman
	Title:	Chief Executive Officer